Exhibit 99.2

bluebird bio Presents New Data for LentiGlobin® Gene Therapy for Sickle Cell Disease (SCD) at 24th European Hematology Association (EHA) Congress

In patients who were at least six months post-treatment with LentiGlobin for SCD, median level of abnormal sickle hemoglobin (HbS) was reduced to ≤50 percent of total Hb

At up to 15 months post-treatment with LentiGlobin, there were no reports of serious vaso-occlusive crisis or acute chest syndrome in Group C

CAMBRIDGE, Mass.—(BUSINESS WIRE)—June 14, 2019—bluebird bio, Inc. (Nasdaq: BLUE) announced new data from patients in Group C of its ongoing Phase 1/2 HGB-206 study of the company’s investigational LentiGlobin® gene therapy for sickle cell disease (SCD) today at the 24th European Hematology Association (EHA) Congress in Amsterdam, the Netherlands.

SCD is a serious, progressive and debilitating genetic disease caused by a mutation in the β-globin gene that leads to the production of abnormal sickle hemoglobin (HbS), causing red blood cells (RBCs) to become sickled and fragile, resulting in chronic hemolytic anemia, vasculopathy and painful vaso-occlusive events (VOEs). For adults and children living with SCD, this means unpredictable episodes of excruciating pain due to vaso-occlusion as well as other acute complications—such as acute chest syndrome (ACS), stroke, and infections, which can contribute to early mortality in these patients.

LentiGlobin for SCD adds functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once patients have the βA-T87Q-globin gene, they have the potential to make functional RBCs, with the goal of reducing sickled RBCs, hemolysis, and other complications.

“The latest Group C data from our ongoing Phase 1/2 study show robust production of gene therapy-derived anti-sickling hemoglobin, HbAT87Q, such that patients with six or more months of follow-up after treatment with LentiGlobin for sickle cell disease had median sickle hemoglobin levels reduced to 50 percent or less of total hemoglobin, in the absence of blood transfusions. The potential for gene therapy with LentiGlobin to fundamentally alter the pathophysiology of sickle cell disease was also supported by the normalization of hemolysis markers, increase in total hemoglobin and substantial reduction in vaso-occlusive crises relative to baseline,” said David Davidson, M.D., chief medical officer, bluebird bio. “Further insight into these encouraging clinical results was provided by findings from an exploratory assay used to evaluate the expression of HbAT87Q, which demonstrated 70 percent or more of patient red blood cells contain HbAT87Q at nine months after treatment.”

Phase 1/2: HGB-206

HGB-206 is an ongoing, Phase 1/2 open-label study designed to evaluate the efficacy and safety of LentiGlobin gene therapy for SCD that includes three treatment cohorts: Groups A, B and C. As of March 7, 2019, 25 patients were enrolled and a total of 13 patients had been treated with LentiGlobin in Group C, with a median post-treatment follow-up of nine months (1.0 – 15.2 months).

“The severity of sickle cell disease is not always recognized, and many people are unaware that individuals are debilitated by the effects of sickle cell disease,” said Julie Kanter, M.D., University of

Alabama at Birmingham, Birmingham, Ala. “Group C of the Phase 1/2 HGB-206 study of LentiGlobin now includes multiple patients with at least one year of follow-up, and in these individuals, many with a history of vaso-occlusive crises, their symptoms appear to be resolving. There have been no incidents of acute chest syndrome or serious vaso-occlusive crises reported, and many of their labs are approaching normal.”

Eight of the 13 treated patients in Group C had at least six months of follow-up at the time of the data cutoff. In these patients, production of gene therapy-derived hemoglobin (HbAT87Q) ranged from 4.5–8.8 g/dL and total unsupported hemoglobin (Hb) levels ranged from 10.2–15.0 g/dL at the last study visit.

The median concentration of HbAT87Q continued to increase, accounting for ≥50 percent of total Hb in patients with at least 12 months of follow up (n=4).

No ACS or serious vaso-occlusive crisis (VOC) was reported in patients in Group C at up to 15 months post-treatment with LentiGlobin. In an exploratory analysis, key markers of hemolysis, including reticulocyte counts, lactate dehydrogenase (LDH) and total bilirubin concentration, trended toward normal levels.

As of the data cutoff date, the safety data from all patients in HGB-206 are reflective of underlying SCD, the known side effects of hematopoietic stem cell (HSC) collection and myeloablative conditioning. There have been no serious adverse events (SAEs) related to LentiGlobin for SCD. One mild, non-serious event of hot flush was reported that the investigator considered to be related to LentiGlobin for SCD; it occurred and resolved on the day of drug product infusion and did not require treatment.

Established tools, including high-performance liquid chromatography (HPLC), are used to measure the amount of HbAT87Q in a blood sample. In order to detect HbAT87Q and HbS protein expression at a cellular level, bluebird bio has utilized a new, exploratory assay to demonstrate the pancellular expression of HbAT87Q in patients treated with LentiGlobin. The assay enables detection of HbAT87Q and HbS protein expression at a cellular level. Results from this assay showed that in samples from five patients who were at least nine months post-treatment, on average, at least 70 percent of each patient’s RBCs expressed HbAT87Q.

About LentiGlobin for Sickle Cell Disease

LentiGlobin for sickle cell disease (SCD) is an investigational gene therapy being studied as a potential treatment for SCD. bluebird bio’s clinical development program for LentiGlobin for SCD includes the ongoing Phase 1/2 HGB-206 study.

bluebird bio is conducting a long-term safety and efficacy follow-up study (LTF-303) for people who have participated in bluebird bio-sponsored clinical studies of LentiGlobin for SCD. For more information, visit: https://www.bluebirdbio.com/our-science/clinical-trials.

LentiGlobin for SCD received Orphan Medicinal Product designation from the European Commission for the treatment of SCD.

The U.S. Food and Drug Administration granted Orphan Drug status and Regenerative Medicine Advanced Therapy designation for LentiGlobin for the treatment of SCD.

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders by researching cerebral adrenoleukodystrophy, sickle cell disease, transfusion-dependent β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

LentiGlobin is a trademark of bluebird bio.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the efficacy and safety results from our prior and ongoing clinical trials of LentiGlobin for SCD will not continue or be repeated in our ongoing or planned clinical trials of LentiGlobin for SCD; the risk that the current or planned clinical trials of LentiGlobin for SCD will be insufficient to support regulatory submissions or marketing approval in the U.S. and EU; the risk that the production of HbAT87Q may not be sustained over extended periods of time; and the risk that we may not secure adequate pricing or reimbursement to support continued development or commercialization of LentiGlobin for SCD following regulatory approval. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

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